UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2012

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	333- 145949	71-1036989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed, the Board of Directors of American Realty Capital Trust, Inc. (the “Company”) has authorized and the Company declared an annual dividend of $0.70 per share. Following its listing on Nasdaq, as described below, the Company’s dividend will be paid monthly to stockholders of record at the close of business on the 8th day of each month payable on the 15th day of such month. Accordingly, the February 2012 dividend will be paid by March 5, 2012, to shareholders of record on February 29, 2012, and the March 2012 dividend in respect of the period from March 1 through March 8, 2012, will be paid on March 15, 2012, to stockholders of record at the close of business on March 8, 2012, in an amount equal to $0.01556 per share.

Item 8.01.

The Company’s shares of common stock were approved for listing and began trading on The NASDAQ Global Select Market (“Nasdaq”) on March 1, 2012. In connection with such listing, the Company has internalized the management services previously provided by American Realty Capital Advisors, LLC.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated March 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

March 1, 2012	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and President